ANNEX A
Filed Pursuant to Rule 433
Registration Statement No. 333-120649
June 8, 2006
PRICING TERM SHEET
Issuer: International Lease Finance Corporation
Issue of Securities: Medium Term Notes, Series Q
Principal Amount: $ 600,000,000
Coupon: 5.75%
Interest Payment Dates: Semi-annually in arrears on the 15th of December and 15th of June, commencing on December 15, 2006
Maturity: June 15, 2011
Initial Price to Public: $99.871
Optional Redemption: None
Minimum Denomination: $1,000 x $1,000
Settlement Date: June 13, 2006
CUSIP: 45974VA24
Underwriters:
Banc of America Securities LLC (30%)
Credit Suisse First Boston LLC (30%)
J.P. Morgan Securities Inc. (30%)
Co-managers:
Mitsubishi UFJ Securities International Plc (4%)
Daiwa Securities America, Inc. (3%)
Santander Investment Securities, Inc. (3%)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.Before you invest, you should read the prospectus in that registration statement, the documents incorporated by reference therein and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.
You may get these documents for free by visiting EDGAR on the SEC
Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
____________ toll-free at ______

1-LA/878481.13

1-LA/878481.13